EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Snyder's-Lance, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182833, 333-182834, 333-168849, 333-168321, 333-150931, 33-58839, 333-25539, 333-35646, 333-104960, 333-104961, 333-146336, and 333-195715) of Snyder’s-Lance, Inc. of our report dated March 4, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 4, 2015